JAG MEDIA HOLDINGS, INC.
 6865 S.W. 18th Street, Suite B13
Boca Raton, FL 33433

May 18, 2007

Cryptometrics, Inc.
73 Main Street
Tuckahoe, NY 10707

Re:    Agreement Amending Merger Agreement Among JAG Media Holdings, Inc. (“JAG
        Media”), Cryptometrics Acquisition, Inc. (“Cryptometrics Acquisition”),
        Cryptometrics, Inc. (“Cryptometrics”), Robert Barra, Michael Vitale,
        Karlen & Stolzar, Thomas J. Mazzarisi and Stephen J. Schoepfer
        (collectively, the “Parties”) dated as of January 24, 2007, as Further
        Amended by those Certain Agreements Among the Parties dated as of February
        26, 2007, April 2, 2007, April 20, 2007 and May 11, 2007 (“Merger
        Agreement Amendment”)

Gentlemen:

This will confirm our understanding regarding the following changes to the Merger Agreement Amendment, which have been authorized by the directors of JAG Media, Cryptometrics Acquisition and Cryptometrics:

1.     The Automatic Termination Date of May 18, 2007 set forth in the first sentence of paragraph 9 of the Merger Agreement Amendment is hereby changed to June 15, 2007.

2.     Contemporaneously with the execution of this agreement, Cryptometrics shall pay $167,659.84 in additional transaction costs, which amount shall be paid on behalf of JAG Media, to the relevant legal and accounting firms providing services to JAG Media in connection with the transaction. Such payments shall be made by Cryptometrics via wire transfer directly to such parties, in accordance with wire transfer instructions to be provided by JAG Media.

3.     Cryptometrics also agrees to pay on behalf of JAG Media up to $150,000 of various remaining transaction costs, not covered by the payments in paragraph 2 above, incurred prior to any termination of the Merger Agreement, required to close the transaction as and when those payments become due and payable, which costs are currently estimated to be approximately $150,000.

4.     In consideration of the payments agreed to be made in paragraph 2 above, JAG Media hereby grants (and shall, within five business days after payment of the amounts in paragraph 2 above, cause to be granted by Pixaya (UK) Limited (“Pixaya”)) to Cryptometrics a non-exclusive, royalty free, perpetual, with rights of survivorship, personal license to use all of its source codes and related design and development documents and other intellectual property (excluding the SurvayaCam and Pixaya names and marks) related to all of its current Pixaya products including its Pixaya SurvayaCam product (collectively, the “Licensed Property”) solely for the purpose of allowing Cryptometrics and its subsidiaries to develop and exploit their own lines of products (“Licensed Products”) by incorporating Licensed Property therein; but not for use in any stand-alone product that competes directly with a current product of Pixaya other than facial recognition, access control, critical infrastructure protection or intelligent video analysis products/systems, and Cryptometrics and its subsidiaries shall not disclose to any third party such source codes or any other trade secret information included within the Licensed Property. Except as expressly set forth in this paragraph 4, nothing herein contained shall be construed as a grant of any rights or licenses to any JAG Media or Pixaya technology or intellectual property. JAG Media, on behalf of itself and Pixaya, disclaims any and all warranties, express or implied, including without limitation any warranty of merchantability, fitness for any particular use or purpose, or of non-infringement of any third party rights. Cryptometrics shall indemnify, defend and hold harmless JAG Media, Pixaya and their respective officers, directors, employees and representatives, of and from any and all claims and liability arising out of or in connection with the commercialization of any Licensed Product or use pursuant to this paragraph 4 of any Licensed Property. JAG Media represents and warrants to CryptoMetrics that Pixaya is its wholly owned subsidiary and that JAG Media has the power to cause it to grant the license referred to herein.

5.     If the Merger Agreement is terminated by JAG Media or Cornell Capital for any reason, JAG Media shall issue to Cryptometrics 500,000 shares of Parent Common Stock (in addition to the 500,000 shares previously agreed upon in the amendment to the Merger Agreement dated January 24, 2007), Notwithstanding the foregoing, if Cryptometrics fails to pay any amounts pursuant to paragraph 3 above and/or if the S-4 registration statement is declared effective and Cryptometrics fails to close the transaction and file the certificate of merger by the Automatic Termination Date then in effect, Cryptometrics shall not be entitled to receive the 500,000 shares of Parent Common Stock referenced above.

All defined terms used in this agreement, which are not otherwise defined herein shall have the meaning ascribed to them in the Merger Agreement Amendment. Except as otherwise set forth in this agreement, the Merger Agreement Amendment and the Merger Agreement shall remain unchanged and in full force and effect.

If the foregoing accurately reflects your understanding of our agreement regarding the above matter, please indicate your agreement and acceptance by signing in the appropriate space below and returning a fully executed and dated copy of this agreement to the undersigned

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Sincerely yours,	AGREED AND ACCEPTED:
JAG MEDIA HOLDINGS, INC.	CRYPTOMETRICS ACQUISITION, INC.

By: /s/ Thomas J. Mazzarisi Name: Thomas J. Mazzarisi Title: Chairman & CEO Date: May 18, 2007	By: /s/ Thomas J. Mazzarisi Name: Thomas J. Mazzarisi Title: President Date: May 18, 2007

AGREED AND ACCEPTED:	The undersigned is signing this
CRYPTOMETRICS, INC.	agreement solely in its capacity as
“Escrow Agent“ pursuant to the
provisions of paragraph 10
of the Merger Agreement Amendment

By: /s/ Robert Barra Name: Robert Barra Title: Co-CEO Date: May 18, 2007	KARLEN & STOLZAR, LLP By: /s/ Michael I.Stolzar Name: Michael I.Stolzar Title: Partner Dated: May 18, 2007

The undersigned are signing this
agreement only with respect to their
obligations set forth
/s/ Robert Barra	in paragraph 12 of the Merger Agreement Amendment
Robert Barra Dated: May 18, 2007

/s/ Thomas J. Mazzarisi Thomas J. Mazzarisi Dated: May 18, 2007

By: /s/ Michael Vitale Michael Vitale Dated: May 18, 2007	By: /s/ Stephen J. Schoepfer Stephen J. Schoepfer Dated: May 18, 2007